                                    EXHIBIT 16.1

Securities and Exchange Commission
Washington D.C.  20549

Dear Sir/Madam:

We have read Item 4 of Form 8-K of Agrocan Corporation dated November 18, 1999, and agree with the statements made therein.

/s/ Horwath Hong Kong CPA Limited
Hong Kong
November 19, 1999






                                      6